Exhibit 5.1

March 1, 2022

Neoleukin Therapeutics, Inc.
188 East Blaine Street, Suite 450
Seattle, Washington 98102

Ladies and Gentlemen:
At your request, as your counsel, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Neoleukin Therapeutics, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) on or about March 1, 2022 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 2,204,819 shares (the “Shares”) of the Company’s Common Stock, $0.000001 par value per share (the “Common Stock”),  subject to issuance by the Company upon the exercise or settlement of awards (including awards of stock options, restricted stock, stock bonuses, stock appreciation rights, restricted stock units and/or performance shares) to be granted under the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”).
In connection with our opinion, we have examined such matters of fact as we have deemed necessary, which included examination of originals or copies of: (a) the Company’s current Certificate of Incorporation and Bylaws, as amended (collectively, the “Charter Documents”), the Plan, the Registration Statement and the exhibits thereto, (b) certain corporate proceedings of the Company’s Board of Directors (the “Board”) and the Company’s stockholders relating to adoption or approval of the Company Charter Documents, the Plan, the reservation of the Shares for sale and issuance, the filing of the Registration Statement and the registration of the Shares under the Securities Act and documents regarding the Company’s outstanding and reserved capital stock and other securities and (c) such other documents as we have deemed advisable, and we have examined such questions of law as we have considered necessary.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the genuineness of all signatures on documents reviewed by us, the conformity to originals and the completeness of all documents submitted to us as copies, the legal capacity of all parties executing any documents (other than the Company), the lack of any undisclosed termination or modification or waiver of any document, the absence of any extrinsic agreements or documents that might change or affect the interpretation or terms of documents, and the due authorization, execution and delivery of all documents by each party thereto other than the Company.  We have also assumed that any certificates or instruments representing the Shares, when issued, will be executed by the Company by officers of the Company duly authorized to do so.  In rendering our opinion, we have also relied upon a Certificate of Good Standing dated February 23, 2022 issued by the Delaware Secretary of State with respect to the Company and representations and certifications made to us by the Company, including without limitation representations in a Management Certificate addressed to us, that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares as of the date of this letter.
We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law now in effect.  We express no opinion with respect to the securities or “blue sky” laws of any state.
Based upon, and subject to, the foregoing, it is our opinion that when the 2,204,819 Shares of Common Stock that may be issued and sold by the Company upon the exercise or settlement of awards (including any stock option, restricted stock, stock bonus, stock appreciation right, restricted stock unit or award of performance shares) to be granted under the Plan have been issued and sold by the Company against the Company’s receipt of payment therefor (in an amount and type of consideration not less than the par value per Share) in accordance with the terms (including without limitation payment and authorization provisions) of the Plan and have been duly registered on the books of the transfer agent and registrar for the Shares in the name or on behalf of the holders thereof, such Shares will be validly issued, fully paid and non-assessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectuses constituting a part thereof and any amendments thereto.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose.  In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters.  This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.
Very truly yours,
/s/ Fenwick & West LLP
FENWICK & WEST LLP

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